UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022 (March 31, 2022)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	033-90866	25-1615902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 825-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”) approved an amendment and restatement of the 2011 Stock Incentive Plan (the “Plan”).  The Plan was last amended and restated in 2020 and approved by the shareholders of the Company on May 15, 2020.

The amended and restated Plan replaces automatic vesting of awards upon a “Section 11 Event” (as defined under the  Plan) with so-called “double trigger” vesting if awards remain outstanding following a Section 11 Event.  If awards remain outstanding (or are assumed or replaced by the surviving entity) following a Section 11 Event and the participant’s employment is terminated without “cause” or for “good reason” (in each case, as defined in the award agreement) during the one-year period following such event, the awards will become fully vested.  If awards do not remain outstanding (and are not assumed or replaced by the surviving entity) following a Section 11 Event, the awards will become fully vested upon the Section 11 Event.

The foregoing description of the amended and restated Plan is qualified in its entirety by the full text of the amended and restated Plan attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022	WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ John A. Olin
		Name:	John A. Olin
		Title:	Executive Vice President and Chief Financial Officer